As filed with the Securities and Exchange Commission on May 17, 2018

Registration No. 033-56745

Registration No. 333-70703

Registration No. 333-109273

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-56745

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-70703

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-109273

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-6542451
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

127 PUBLIC SQUARE CLEVELAND, OHIO	44114
(Address of Principal Executive Offices)	(Zip Code)

KEYCORP AMENDED AND RESTATED 1991 EQUITY COMPENSATION PLAN

(Full Title of the Plan)

Paul N. Harris

Secretary

KeyCorp

127 Public Square

Cleveland, Ohio 44114

(216) 689-5109

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to (i) the Registration Statement on Form S-8 (Registration No. 033-56745) filed by KeyCorp with the Securities and Exchange Commission (“SEC”) on December 5, 1994 (the “1994 Registration Statement”) pertaining to the registration of 4,800,000 shares of KeyCorp’s common stock, par value $1.00 per share, issuable under the KeyCorp Amended and Restated 1991 Equity Compensation Plan (the “Plan”); (ii) the Registration Statement on Form S-8 (Registration No. 333-70703) filed by KeyCorp with the SEC on January 15, 1999 (the “1999 Registration Statement”) pertaining to the registration of 10,000,000 shares of KeyCorp common stock issuable under the Plan; and (iii) the Registration Statement on Form S-8 (Registration No. 333-109273) filed by KeyCorp with the SEC on September 30, 2003 (the “2003 Registration Statement”) pertaining to the registration of 3,000,000 shares of KeyCorp common stock issuable under the Plan. KeyCorp is filing this Post-Effective Amendment No. 1 to the 1994 Registration Statement, the 1999 Registration Statement, and the 2003 Registration Statement (collectively, the “Plan Registration Statements”) to deregister all shares of common stock that have not been sold or otherwise issued under the Plan.

The Plan has expired and no awards granted prior to the Plan’s expiration remain outstanding. In accordance with undertakings made by KeyCorp in the Plan Registration Statements to remove from registration, by means of post-effective amendments, any of the securities which had been registered for issuance but remain unsold at the termination of the offering, KeyCorp hereby removes and withdraws from registration any and all such securities of KeyCorp registered but unsold under the Plan Registration Statements, if any. The Plan Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney for KeyCorp

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Plan Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 17th day of May, 2018.

KEYCORP

By:	/s/ Paul N. Harris
Name: Paul N. Harris
Title: General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Plan Registration Statements has been signed by the following persons in the capacities indicated below on May 17, 2018.

/s/ Beth E. Mooney* Beth E. Mooney	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Donald R. Kimble* Donald R. Kimble	Chief Financial Officer (Principal Financial Officer)

/s/ Douglas M. Schosser* Douglas M. Schosser	Chief Accounting Officer (Principal Accounting Officer)

/s/ Bruce D. Broussard* Bruce D. Broussard	Director

/s/ Charles P. Cooley* Charles P. Cooley	Director

/s/ Gary M. Crosby* Gary M. Crosby	Director

/s/ Alexander M. Cutler* Alexander M. Cutler	Director

/s/ H. James Dallas* H. James Dallas	Director

/s/ Elizabeth R. Gile* Elizabeth R. Gile	Director

/s/ Ruth Ann M. Gillis* Ruth Ann M. Gillis	Director

/s/ William G. Gisel, Jr.* William G. Gisel, Jr.	Director

/s/ Carlton L. Highsmith* Carlton L. Highsmith	Director

/s/ Richard J. Hipple* Richard J. Hipple	Director

/s/ Kristen L. Manos* Kristen L. Manos	Director

/s/ Demos Parneros* Demos Parneros	Director

/s/ Barbara R. Snyder* Barbara R. Snyder	Director

/s/ David K. Wilson* David K. Wilson	Director

* This Post-Effective Amendment to the Plan Registration Statements has been signed on behalf of the above officers and directors by Paul N. Harris, as attorney-in-fact, pursuant to a Power of Attorney executed by such director or officer.

By:	/s/ Paul N. Harris
Name: Paul N. Harris Attorney-In-Fact

May 17, 2018